UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2014
Chemical Financial Corporation
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-08185 (Commission File Number)	38-2022454 (IRS Employer Identification No.)

235 E. Main Street Midland, Michigan (Address of Principal Executive Offices)	48640 (Zip Code)
Registrant's telephone number, including area code:  (989) 839-5350
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On March 10, 2014, Chemical Financial Corporation ("Chemical"), WNJ Acquisition Corporation No. 1, a wholly-owned subsidiary of Chemical ("Merger Sub") and Northwestern Bancorp, Inc. ("Northwestern") entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement, Merger Sub will be merged with and into Northwestern, with Northwestern as the surviving corporation and as a wholly-owned subsidiary of Chemical (the "Merger"). In connection with the Merger, Northwestern will be merged with and into Chemical, with Chemical as the surviving corporation (the "Holding Company Merger"), and Northwestern Bank, Northwestern's wholly-owned subsidiary bank, will be consolidated with and into Chemical Bank, Chemical's wholly-owned subsidiary bank, with Chemical Bank as the surviving bank (the "Bank Consolidation"). The Merger Agreement is described in more detail in Chemical’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2014.
Chemical has received regulatory approval of the Merger from the Board of Governors of the Federal Reserve System. The Merger is expected to be effective on October 31, 2014, subject to the satisfaction of customary closing conditions. The Holding Company Merger and the Bank Consolidation are also expected to be effective October 31, 2014.

Forward-Looking Statements
This Current Report on Form 8-K contains certain forward-looking statements including, but are not limited to, the expected timing and completion of Chemical’s proposed merger with Northwestern. These forward-looking statements express Chemical’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements.
Forward-looking statements are not guarantees of future financial performance and are subject to risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Chemical undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 1, 2014	CHEMICAL FINANCIAL CORPORATION (Registrant)

/s/ Lori A. Gwizdala
Lori A. Gwizdala
Executive Vice President, Chief Financial Officer and Treasurer

3